Exhibit 4.1

NEW COMMON
THIS CERTIFICATE IS TRANSFERABLE IN RIDGEFIELD PARK, NJ AND NEW YORK, NY	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 896106 20 0

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE PER SHARE, OF

TRICO MARINE SERVICES, INC.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or accompanied by a proper assignment. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be endorsed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

/s/ Thomas E. Fairley	COUNTERSIGNED AND REGISTERED: MELLON INVESTOR SERVICES LLC TRANSFER AGENT AND REGISTRAR
PRESIDENT AND CHIEF EXECUTIVE OFFICER

/s/ Trevor Turbidy	BY
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER	AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY

711 ARMSTRONG LANE

COLUMBIA, TENNESSEE 38401

(931) 388-3003

/ ETHER 19 / LIVE JOBS / T/ TRICO 18569 FC

PRODUCTION COORDINATOR:VERONICA GLIATTI 931-490-1706

PROOF OF FEBRUARY 1, 2005

TRICO MARINE SERVICES, INC.

TSB 18569 FC

Operator:                Ron

New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:              OK AS IS              OK WITH CHANGES              MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Logo is in All-Outline EPS format; Prints in 100% Black. Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.